SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) MARCH 16, 2000
                                                       ----------------


                                NTL INCORPORATED
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               (Exact Name of Registrant as Specified in Charter)


Delaware                         0-25691                       13-4051921
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(State or Other                (Commission                 (IRS Employer
 Jurisdiction of                 File Number)               Identification No.)
   Incorporation)



110 East 59th Street, New York, New York                                10022
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(Address of Principal Executive Offices)                             (Zip Code)


        Registrant's Telephone Number, including area code (212) 906-8440
                                                          ---------------



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          (Former Name or Former Address, if Changed Since Last Report)

Item 2.    Acquisition or Disposition of Assets.
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     On March 28, 2000, NTL announced  that it had completed its  acquisition of the assets of Cablecom Holdings AG from Swisscom AG, Siemens Schweiz AG and VEBA Telecom GmbH. NTL acquired Cablecom for CHF 5.8 billion (approximately $3.5 billion).

     NTL financed the transaction from cash on hand, loan facilities and the issuance of $1.85 billion of 5% cumulative preferred stock, series A, to France Telecom and a group of commercial banks.


Item 5.    Other Events.
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     A. On March 16,  2000,  further to the joint  announcement  on February 15,
2000, Cable & Wireless plc ("Cable & Wireless"), NTL Incorporated ("NTL") and Cable & Wireless Communications plc ("CWC") announced that at the Court meeting of CWC's independent shareholders (which excludes Cable & Wireless group companies and Bell Atlantic group companies) the scheme of arrangement to be entered into by CWC in connection with the Transaction was approved by the requisite majority.

     At an Extraordinary General Meeting held immediately following the Court meeting, all necessary approvals from CWC shareholders in respect of the Transaction were obtained.


     B. On March 16, 2000, NTL announced an agreement to take a 25% stake in Bredbandsbolaget (B2), a Swedish telecommunications company specializing in the provision of broadband access and services to the home. The investment is principally in the form of a capital increase and the funds raised will be used to continue B2's international expansion. The financial terms of the deal were not disclosed. As part of the agreement, Barclay Knapp, NTL Chief Executive, and John Gregg, NTL Chief Financial Officer, will join B2's board of directors.

     C. On March 21, 2000, further to the joint announcement on March 16, 2000 and February 15, 2000, Cable & Wireless, NTL and CWC announced that at the first part of the NTL special meeting of stockholders, NTL's stockholders approved
(1)France Telecom's proposed 2.8 billion pounds sterling investment in NTL Common Stock and convertible preferred stock; (2) amendments to NTL's restated certificate of incorporation increasing the maximum number of shares of NTL common stock from 400 million to 800 million shares; and (3) discretionary authority on NTL's directors to adjourn the second part of the NTL special meeting of stockholders scheduled for March 28, 2000.

     D. On March 22, 2000, NTL Incorporated announced that the Secretary of State for Trade and Industry and the Competition Commission had cleared, without condition, NTL's acquisition of the consumer operations of Cable & Wireless Communications plc from a competition perspective.

     The Department of Trade and Industry is also expected to begin the final process for clearing France Telecom's investment in NTL, which is also a condition of the acquisition. France Telecom's investment in NTL has been subject to FT's undertakings with regard to its UK investments, which have now been finalized with the DTI, but are subject to a public comment period.

     E On March 28, 2000, NTL through its wholly owned subsidiary Premium TV Limited, announced that it had entered into a media partnership with Middlesbrough Football Club. Under the agreement NTL will make an undisclosed investment in Middlesbrough for an equity stake of 5.585%.

     Under the agreement, NTL will obtain various rights associated with Middlesbrough. For a period of five years from May 2000, Premium TV Ventures Ltd, another subsidiary of NTL, will act as exclusive world-wide agent for certain media and commercial rights excluding rights collectively negotiated by the FA Premier League. NTL will operate any Middlesbrough channel, Internet and e-commerce services associated with the club.

Item 7.    Financial Statements and Exhibits.
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           Exhibits

99.1       Press release, issued March 28, 2000

99.2       Press release, issued March 16, 2000

99.3       Press release, issued March 16, 2000

99.4       Press release, issued March 21, 2000

99.5       Press release, issued March 22, 2000

99.6       Press release, issued March 28, 2000

                                   SIGNATURES
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     Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                        NTL INCORPORATED
                                        (Registrant)


                                        By: /s/  Richard J. Lubasch
                                        ---------------------------
                                        Name:    Richard J. Lubasch
                                        Title:   Executive Vice President-
                                                  General Counsel


Dated: March 28, 2000

                                  EXHIBIT INDEX
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Exhibit                                                          Page
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99.1       Press release, issued March 28, 2000

99.2       Press release, issued March 16, 2000

99.3       Press release, issued March 16, 2000

99.4       Press release, issued March 21, 2000

99.5       Press release, issued March 22, 2000

99.6       Press release, issued March 28, 2000